EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Matthew Safaii, Chief Executive Officer of Arrowroot Acquisition Corp. (the “Company”), hereby certifies that, to the best of his knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hand hereto as of the 15th day of May, 2023.

Dated: May 15, 2023
/s/ Matthew Safaii
Matthew Safaii
Chief Executive Officer
(Principal Executive Officer)